UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

Babcock & Wilcox Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Market Street
Akron, Ohio 44305
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	BW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Entry into Amendment No. 1 to Amended and Restated Credit Agreement
On October 30, 2020, Babcock & Wilcox Enterprises, Inc. (the “Company”) entered into Amendment No. 1 to Amended and Restated Credit Agreement (the “A&R Amendment No. 1”) with Bank of America N.A. (the “Administrative Agent”), in its capacity as administrative agent for the other lenders thereunder. The A&R Amendment No. 1 amends and restates the Amended and Restated Credit Agreement (the “Credit Agreement”) between the Company and the lenders thereunder, dated as of May 14, 2020.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, certain financial covenant testing under the Credit Agreement was suspended through September 30, 2020, with the Company and the Administrative Agent having agreed to negotiate certain covenant levels and related provisions under the Credit Agreement by October 31, 2020. A&R Amendment No. 1 reflects the outcome of such negotiations and, among other matters, (i) provides that, under the Credit Agreement, the “Commitment Reduction Amount” under the Credit Agreement shall be an amount equal to (a) for any “Prepayment Event” relating to a “Recovery Event” (each as defined under the Credit Agreement), 50% of the net cash proceeds with respect to such Prepayment Event, and (b) with respect to any other Prepayment Event under the Credit Agreement, the net cash proceeds with respect to such Prepayment Event, and (ii) establishes new financial covenants for interest coverage ratios and senior leverage ratios.

Effective October 30, 2020, the minimum interest coverage ratios under our Credit Agreement are as follows:

•	0.50:1.00 for the quarter ending December 31, 2020

•	0.50:1.00 for the quarter ending March 31, 2021

•	0.80:1.00 for the quarter ending June 30, 2021

•	1.00:1.00 for the quarter ending September 30, 2021

•	1.10:1.00 for the quarter ending December 31, 2021

•	1.25:1.00 for the quarter ending March 31, 2022 and the last day of each fiscal quarter ending thereafter.

Effective October 30, 2020, the maximum permitted senior leverage ratios under our Credit Agreement are as follows:

•	7.75:1.00 for the quarter ending December 31, 2020

•	7.75:1.00 for the quarter ending March 31, 2021

•	4.25:1.00 for the quarter ending June 30, 2021

•	3.75:1.00 for the quarter ending September 30, 2021

•	3.00:1.00 for the quarter ending December 31, 2021

•	2.25:1.00 for the quarter ending March 31, 2022 and the last day of each fiscal quarter ending thereafter.

A copy of the A&R Amendment No. 1 is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the A&R Amendment No. 1 above is qualified in its entirety by reference to the full text of the A&R Amendment No. 1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Credit Agreement dated October 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

Date:	November 5, 2020	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer